UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 14, 2009
CONSECO, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31792	75-3108137
(State or Other	(Commission File Number)	(I.R.S. Employer
Jurisdiction of Incorporation)		Identification No.)
11825 North Pennsylvania Street
Carmel, Indiana 46032
(Address of Principal Executive Offices) (Zip Code)
(317) 817-6100
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since
Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Purchase Agreement
     On October 14, 2009, Conseco, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Morgan Stanley & Co. Incorporated, as initial purchaser (the “Initial Purchaser”), in connection with the issuance and sale of up to $293.0 million aggregate principal amount of the Company’s 7.0% Convertible Senior Debentures due 2016 (the “New Debentures”) in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Under the terms and subject to the conditions set forth in the Purchase Agreement, the Company agreed to sell to the Initial Purchaser and the Initial Purchaser agreed to purchase from the Company, an aggregate principal amount of the New Debentures equal to the aggregate principal amount of the Company’s 3.50% Convertible Debentures due September 30, 2035 (the “Existing Debentures”) that:
•	the Company purchases in the cash tender offer for its Existing Debentures that it commenced on October 15, 2009 and in any subsequent issuer tender offer for the Existing Debentures that expires before October 5, 2010;

•	the Company is required by holders of Existing Debentures to repurchase on September 30, 2010 pursuant to the terms of the Existing Debentures; and

•	the aggregate principal amount of Existing Debentures redeemed by the Company on October 5, 2010, if any, pursuant to the terms of the Existing Debentures.
     Pursuant to the terms of the Purchase Agreement, the Initial Purchaser’s commitment to purchase the New Debentures from the Company pursuant to the terms of the Purchase Agreement became effective on October 16, 2009. The Purchase Agreement provides that the obligation of the Initial Purchaser to pay for and accept delivery of the New Debentures on each closing date is subject to the following conditions:
•	there shall not have occurred and be continuing an Event of Default (as defined in the Company’s senior credit agreement) under the Company’s senior credit agreement;

•	there shall not have occurred and be continuing an Event of Default (as defined in the indenture for the New Debentures) under any previously issued New Debentures (for the avoidance of doubt, an Event of Default that has occurred and is continuing prior to the closing date of the first series of New Debentures shall not be a condition to closing on such date);

•	the closing of the first series of New Debentures shall have occurred simultaneously with the closing of the Company’s private placement of shares of its common stock, par value $0.01 per share (“Common Stock”) and warrants to Paulson & Co. Inc., on behalf of the several investment funds and accounts managed by it (“Paulson”);

•	on or prior to the closing of the first series of New Debentures, the Company shall have (1) received approval from the New York Stock Exchange (the “NYSE”) under Section

312.05 of the NYSE Listed Company Manual to issue 16.4 million shares of Common Stock and warrants to purchase 5.0 million shares of Common Stock to Paulson and up to $293.0 million aggregate principal amount of New Debentures without obtaining shareholder approval and (2) notified all of the Company’s shareholders by mail no later than 10 days prior to the first tender offer closing date of the Company’s reliance on the exception to shareholder approval in accordance with Section 312.05 of the NYSE Listed Company Manual and of the approval of the audit committee of the board of directors of the Company on the Company’s reliance on such shareholder approval exception;

•	no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, law, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits the consummation of any transaction contemplated by the Purchase Agreement;

•	the Initial Purchaser has received an opinion from the Company’s counsel substantially to the effect set forth in the Purchase Agreement; and

•	prior to (1) the closing date for the first series of New Debentures, the Company shall have filed with the Securities and Exchange Commission (the “SEC”) a quarterly report on Form 10-Q for the Company’s fiscal quarter ended September 30, 2009 on or before November 19, 2009; such Form 10-Q shall have included the financial statements required by Form 10-Q and such financial statements shall have been subject to a completed SAS 100 review by the Company’s independent registered public accountants; and the Company’s management shall not have concluded, in connection with such filing, that there is substantial doubt regarding the Company’s ability to continue as a going concern, and (2) any subsequent closing date, the Company shall have filed with the SEC a quarterly report on Form 10-Q or an annual report on Form 10-K, as the case may be, within the deadline for such filing specified in such Form, for the immediately preceding fiscal period for which the deadline for the filing of such Form shall have passed prior to such closing date, and such Form filed by the Company shall have included the financial statements required by such Form, and such financial statements shall have been subject to a completed SAS 100 review or an audit report issued by the Company’s independent registered public accountants, and neither the Company’s management nor its independent registered public accountants shall have concluded, in connection with such filing, that there is substantial doubt regarding the Company’s ability to continue as a going concern, provided, however, that filing any Form 10-Q or Form 10-K, as the case may be, referred to in this clause (2) within the deadline for such filing shall not be a condition to the Initial Purchaser’s obligations if, on the business day following the date any such Form 10-Q or Form 10-K, as the case may be, was required to be filed, the Company provided the Initial Purchaser with an officer’s certificate stating that the Company’s failure to file such Form 10-Q or Form 10-K, as the case may be, within the SEC’s deadline does not result from a conclusion on the part of the Company’s management or its independent registered public accountants that there is substantial doubt regarding the Company’s ability to continue as a going concern.

     If on a closing date any of the conditions in the preceding paragraph have not been satisfied, the Company is under no obligation to sell and the Initial Purchaser is under no obligation to buy any New Debentures on such closing date or any future closing date, and the Purchase Agreement shall immediately terminate pursuant to the terms therein. In addition, at any time prior to the closing date for the first series of New Debentures, if the Company fails to file with the SEC a quarterly report on Form 10-Q for its fiscal quarter ended September 30, 2009, on or before November 19, 2009, the Initial Purchaser may, by prior written notice, elect to terminate the Purchase Agreement; furthermore after the closing date for the first series of New Debentures, if the Company fails to file any Form 10-Q or Form 10-K, as the case may be, within the SEC’s deadlines and the Company fails to deliver the officer’s certificate contemplated by the bullet point immediately preceding this paragraph, the Initial Purchaser may, by prior written notice, elect to terminate the Purchase Agreement prior to any subsequent closing date.
     The earliest possible closing date of a series of New Debentures is the date the Company consummates the tender offer it commenced on October 15, 2009 (currently expected to be November 13, 2009) and the latest possible closing date of a series of New Debentures is October 5, 2010.
Indenture and New Debentures
     The New Debentures will rank equally in right of payment with all of the Company’s unsecured and unsubordinated obligations, including the Existing Debentures. The New Debentures will be governed by an Indenture dated as of October 16, 2009 (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The New Debentures will bear interest at a rate of 7.0% per annum, which will be payable semi-annually on June 30 and December 30 of each year, commencing on the interest payment date immediately succeeding the issuance date of such series; provided, however, that if the issuance date of a series of New Debentures is after the close of business on the interest record for such interest payment date, the first interest payment date will instead be the second interest payment date immediately succeeding the issuance date of such series. The New Debentures will mature on December 30, 2016, unless earlier converted. The New Debentures may not be redeemed at the Company’s election prior to the stated maturity date and the holders may not require the Company to repurchase the New Debentures at any time.
     The New Debentures will not be convertible prior to June 30, 2013, except under limited circumstances. Commencing on June 30, 2013, the New Debentures will be convertible into shares of Common Stock at the option of the holder at any time, subject to certain exceptions, based on an initial conversion rate of 182.1494 shares of Common Stock per $1,000 principal amount of New Debentures, which is equivalent to an initial conversion price of approximately $5.49 per share of Common Stock. The conversion rate is subject to adjustment if certain events occur, as described in the Indenture. In addition, following a Make Whole Adjustment Event (as defined in the Indenture), the Company will, under certain circumstances, increase the conversion rate for a holder that elects to convert its New Debentures in connection with such event. In certain circumstances, the Company may elect to terminate the rights of holders of New Debentures to convert their New Debentures into shares of Common Stock.

     Except as specified in the Indenture, if an Event of Default (as defined in the Indenture), other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary (as defined in the Indenture), occurs and is continuing, the Trustee or holders of more than 50% in principal amount of the outstanding New Debentures may declare the principal of and accrued but unpaid interest on all of the New Debentures to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary occurs, the principal of, and accrued but unpaid interest on all the New Debentures will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. The following are Events of Default with respect to the New Debentures:
•	default in payment of any interest due and payable on the New Debentures and such default continues unremedied for 30 days;

•	default in payment of principal of the New Debentures when the same becomes due and payable, whether at maturity, upon declaration of acceleration or otherwise;

•	default by the Company or any of the Company’s subsidiaries under any instrument or instruments evidencing indebtedness (other than the New Debentures) having an outstanding principal amount exceeding $50.0 million (or its equivalent in any other currency or currencies) that has caused the holders thereof to declare such indebtedness to be due and payable prior to its stated maturity;

•	default in payment of indebtedness (other than in respect of swap contracts) for money borrowed by the Company or any of the Company’s subsidiaries in an aggregate principal amount exceeding $50.0 million (or its equivalent in any other currency or currencies) when such indebtedness becomes due and payable at final maturity;

•	a final judgment for a payment exceeding $50.0 million (excluding any amounts covered by insurance) rendered against the Company or any of the Company’s subsidiaries, which judgment is not vacated, discharged or stayed within 30 days after (1) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (2) the date on which all rights to appeal have been extinguished;

•	default in the Company’s performance of any other covenants or agreements in respect of the New Debentures contained in the Indenture or the New Debentures for 60 days (or (1) solely in the case of the reporting covenant and, if applicable, the covenant set forth in Section 314(a) of the Trust Indenture Act of 1939, as amended, 120 days and (2) solely in the case of the Company’s failure to comply with its obligations to convert New Debentures or perform its covenant to reserve and list the Common Stock issuable upon conversion, 30 days) after written notice to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of all series of New Debentures then outstanding (acting together as a single class);

•	the occurrence of a change of control after written notice is received by the Company not later than 90 days following the occurrence of such change of control (or with respect to any change of control that occurs prior to the issuance of the first series of

New Debentures, 90 days following the issuance date of such first series of New Debentures), to the Company by the Trustee or to the Company and the Trustee by the holders of at least 10% in aggregate principal amount of all series of New Debentures then outstanding (acting together as a single class); or

•	certain events of bankruptcy, insolvency and reorganization of the Company or one of the Company’s “significant subsidiaries” (as defined in Rule 1-02(w) of Regulation S-X under the Securities Act).
     The Indenture provides that on and after the date of the Indenture, the Company may not (1) consolidate with or merge into any other person or sell, convey, lease or transfer the Company’s consolidated properties and assets substantially as an entirety to any other person in any one transaction or series of related transactions, or (2) permit any person to consolidate with or merge into the Company, unless:
•	if the Company is not the surviving person, then the surviving person formed by such consolidation or into which the Company is merged or the person to which the Company’s properties and assets are so sold, conveyed, leased or transferred shall be a corporation or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; provided that the surviving person (if not the Company) shall execute and deliver to the Trustee a supplemental indenture expressly assuming all of the Company’s obligations with respect to the New Debentures, including, among other things, the payment when due of the principal of and interest on the New Debentures and the performance of each of the Company’s other covenants under the Indenture; and

•	immediately after giving effect to such transaction, no default or event of default with respect to the New Debentures has occurred and is continuing.
     Upon any such consolidation, merger or transfer, the surviving person (if not the Company) shall succeed to, and may exercise every right and power of, the Company under the Indenture.
     The preceding descriptions of the Purchase Agreement, the Indenture and the New Debentures do not purport to be complete and are qualified in their entirety by reference to copies of the Purchase Agreement and the Indenture (including the form of the New Debentures) filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 3.02. Unregistered Sales of Equity Securities.
     The information set forth under Item 1.01 above is incorporated herein by reference.

     In accordance with the Purchase Agreement, the Company intends to issue up to $293.0 million in aggregate principal amount of the New Debentures. The number of shares of Common Stock that may be issued through the conversion of up to the $293.0 million aggregate principal amount of the New Debentures is 53,369,775 shares, subject to customary anti-dilution adjustments and any additional shares of Common Stock that holders of New Debentures may be entitled to receive in a conversion in connection with certain Make Whole Adjustment Events (as defined in the Indenture).
     The offer and sale of the New Debentures to the Initial Purchaser was not registered under the Securities Act in reliance upon the exemption from registration under Section 4(2) of the Securities Act as such transaction did not involve a public offering of securities. The Initial Purchaser then offered for resale the New Debentures to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchaser.
Item 8.01. Other Events.
     On October 14, 2009, the Company issued a press release announcing the pricing of the offering of New Debentures and stating that the Company has been informed by the Initial Purchaser that Paulson has entered into an agreement with the Initial Purchaser to purchase up to $200.0 million aggregate principal amount of the New Debentures. The press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS
     Information set forth in this Current Report on Form 8-K (including the exhibits and attachments hereto) contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Report Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties. A discussion of factors that may affect future results is contained in the Company’s filings with the SEC. The Company disclaims any obligation to update forward-looking statements except as may be required by law.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of October 16, 2009, between Conseco, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

Exhibit No.	Description

4.2	Form of 7.0% Convertible Senior Debentures due 2016 (included in Exhibit 4.1).

10.1	Purchase Agreement, dated as of October 14, 2009, between Conseco, Inc. and Morgan Stanley & Co. Incorporated (incorporated by reference to Exhibit (b)(1) of the Company’s Schedule TO filed on October 15, 2009).

99.1	Press Release issued October 14, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSECO, INC. (Registrant)
By:	/s/ John R. Kline
	Name:	John R. Kline
	Title:	Senior Vice President and Chief Accounting Officer

Date: October 19, 2009

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Indenture, dated as of October 16, 2009, between Conseco, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of 7.0% Convertible Senior Debentures due 2016 (included in Exhibit 4.1).

10.1	Purchase Agreement, dated as of October 14, 2009, between Conseco, Inc. and Morgan Stanley & Co. Incorporated (incorporated by reference to Exhibit (b)(1) of the Company’s Schedule TO filed on October 15, 2009).

99.1	Press Release issued October 14, 2009.